As filed with the Securities and Exchange Commission on February 22, 2019

Registration No. 333-221502

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-221502

UNDER THE SECURITIES ACT OF 1933

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	14-1798693
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

180 Marsh Hill Road

Orange, Connecticut 06477

(207) 629-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Scott Mahoney, Esq.

Avangrid, Inc.

180 Marsh Hill Road

Orange, Connecticut 06477

(207) 629-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John R. Vetterli, Esq.

Jessica Y. Chen, Esq.

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non Large accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) is being filed to deregister unsold securities of Avangrid, Inc. (the “Registrant”) that were registered on Registration Number 333-221502 on Form S-3ASR (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission on November 13, 2017, pertaining to the registration of an unspecified number of securities of the Registrant (the “Securities”) because the Registrant no longer qualifies as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the Securities that had been registered but remained unsold at the termination of the offering, remove from registration any and all Securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of Connecticut, on February 22, 2019.

AVANGRID, INC.

By:	/s/ Douglas K. Stuver
Name:	Douglas K. Stuver
Title:	Senior Vice President – Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act.